Exhibit 99.1

SMARTFINANCIAL INCREASES

QUARTERLY CASH DIVIDEND BY 17%

KNOXVILLE, Tenn., January 28, 2022 – SmartFinancial, Inc. (“SmartFinancial”) (Nasdaq: SMBK), the parent company for SmartBank, announced that on January 27, 2022, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.07 per share of SmartFinancial common stock payable on February 28, 2022, to shareholders of record as of the close of business on February 11, 2022.  The $0.07 per share quarterly dividend represents a 17% increase over SmartFinancial’s prior quarterly dividend declared in October 2021 of $0.06 per share.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly-traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements can be identified by the use of words such as “may,” “depend,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential”, or the negative of these terms or other comparable terminology.  Forward-looking statements represent management’s beliefs with regard to the matters addressed, based upon information available at the time the statements are made; they are not guarantees of future performance, and they should they not be relied upon as representing management’s views as of any date subsequent to the date first made. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could affect the forward-looking statements in this release include SmartFinancial’s ability to continue to generate strong earnings and maintain a strong capital position as it faces the challenge of the ongoing COVID-19 pandemic and related variants, the market price of SmartFinancial’s common stock, and other opportunities that SmartFinancial may determine to pursue.  Additional factors affecting forward-looking statements can be found in the cautionary language included under the headings “Forward-Looking Statements” and “Risk Factors” in SmartFinancial’s Annual Reports on Form 10-K for the year ended December 31, 2020, and other documents subsequently filed by SmartFinancial with the SEC. No forward-looking statement can be guaranteed.  SmartFinancial expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Investor Contacts

Billy Carroll
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Ron Gorczynski
Executive Vice President
Chief Financial Officer
SmartFinancial, Inc.
Email: ron.gorczynski@smartbank.com
Phone: 865.437.5724

Media Contact

Kelley Fowler
Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611